Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-62117, 33-81486 and 333-04555) and in the Registration
Statement No. 333-42789 on Form S-3, of our report dated January 14, 2000, with respect to the financial statements of Applied Biometrics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.





ERNST & YOUNG LLP
Minneapolis, Minnesota
March 17, 2000